Exhibit 32.1

In connection with the Quarterly Report of Ficaar, Inc., (the “Company”) on Form 10-Q for the quarter ended September 30, 2019, as filed with the Securities Exchange Commission on the date hereof (the “Report”), Dawn Cames, the Company’s Principal Executive Officer, and Acting Chief Financial Officer, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2019	By:	/s/ Dawn Cames
Dawn Cames, Principal Executive Officer

Date: November 13, 2019	By:	/s/ Dawn Cames
Dawn Cames, Chief Financial Officer